                                                                      Exhibit 99

U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN




INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS
Year Ended December 31, 2001 (Liquidated)
Year Ended December 31, 2000 (Going Concern Basis)
Year Ended December 31, 1999 Statement of Income and Changes in Plan Equity (Going Concern Basis)

U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS


                                                                             PAGE

2001 AND 2000 INDEPENDENT AUDITORS' REPORT                                     1

1999 REPORT OF INDEPENDENT ACCOUNTANTS                                         2


FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2001 (LIQUIDATED)
  DECEMBER 31, 2000 AND 1999 (GOING CONCERN BASIS)

  2001 and 2000 Statements of Financial Condition                              3
  2001, 2000, and 1999 Statements of Income and Changes in Plan Equity         4

  Notes to Financial Statements                                               5-7

INDEPENDENT AUDITORS' REPORT


To the Administrative Committee and Participants of the U.S. Trust Corporation Employee Stock Purchase Plan:


We have audited the accompanying liquidated statement of financial condition of the U.S. Trust Corporation Employee Stock Purchase Plan (the "Plan") as of December 31, 2001, and the related liquidated statement of income and changes in plan equity for the year then ended. In addition, we have audited the accompanying statement of financial condition of the Plan as of December 31, 2000 (going concern basis), and the related statement of income and changes in plan equity for the year then ended (going concern basis). These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits. The statement of income and changes in plan equity for the year ended December 31, 1999 was audited by other auditors whose report, dated March 15, 2000, expressed an unqualified opinion on that statement.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, U.S. Trust Corporation, the Plan's sponsor, decided on November 1, 2001 to terminate the Plan. In accordance with accounting principles generally accepted in the United States of America, the Plan changed its basis of accounting used to determine the amounts at which investments and the accumulated benefit information are stated, from the going concern basis used in presenting the 2000 financial statements to the liquidation basis used in presenting the 2001 financial statements.

In our opinion, such financial statements present fairly, in all material respects, (1) the liquidated statement of financial condition of the Plan at December 31, 2001, (2) the liquidated statement of income and changes in plan equity for the year then ended, (3) the statement of financial condition at December 31, 2000 (going concern basis), and (4) the results of its income and changes in plan equity for the year then ended (going concern basis), in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE, LLP
New York, New York
March 22, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and Administrative Committee of
U.S. Trust Corporation Employee Stock Purchase Plan


In our opinion, the accompanying statement of income and changes in plan equity presents fairly, in all material respects, the income and changes in plan equity of the U.S. Trust Corporation Employee Stock Purchase Plan (the "Plan") for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Plan's management; our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                                  PricewaterhouseCoopers LLP

New York, New York
March 15, 2000

U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2001 (LIQUIDATED) AND DECEMBER 31, 2000 (GOING CONCERN BASIS)



ASSETS                                      2001                 2000

Investments                              $         --         $12,993,435
                                         ------------         -----------
TOTAL ASSETS                                       --          12,993,435
                                         ------------         -----------



LIABILITIES

Distributions payable                              --             269,073
                                         ------------         -----------
TOTAL LIABILITIES                                  --             269,073
                                         ------------         -----------



PLAN EQUITY                              $         --         $12,724,362
                                         ============         ===========


See notes to financial statements

U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
YEAR ENDED DECEMBER 31, 2001 (LIQUIDATED)
YEARS ENDED DECEMBER 31, 2000 AND 1999 (GOING CONCERN BASIS)

                                                          2001              2000             1999

Investment (loss)/income:
   Net realized and unrealized (depreciation)/
      appreciation in market value of investments     $ (6,159,245)     $  4,418,153     $         --
   Dividends                                                19,352            57,978               --
   Interest                                                     64             1,339           99,913

Discount on shares purchased                                    --         2,114,118          996,156
Participant contributions                                       --         1,987,169        4,024,257
                                                      ------------      ------------     ------------
(DEDUCTIONS FROM)/
   ADDITIONS TO PLAN ASSETS                             (6,139,829)        8,578,757
                                                                                            5,120,326

Distributions to participants:
   Distributions paid to participants                    6,584,533           526,186          105,812
   Distributions payable to participants                        --           269,073           73,650
                                                      ------------      ------------     ------------
DISTRIBUTIONS FROM PLAN ASSETS                           6,584,533           795,259          179,462

NET CHANGE IN PLAN EQUITY                              (12,724,362)        7,783,498        4,940,864

PLAN EQUITY, BEGINNING OF YEAR                          12,724,362         4,940,864               --
                                                      ------------      ------------     ------------

PLAN EQUITY, END OF YEAR                              $         --      $ 12,724,362     $  4,940,864
                                                      ============      ============     ============


See notes to financial statements

U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2001 (LIQUIDATED)
AND THE YEARS ENDED DECEMBER 31, 2000 AND 1999 (GOING CONCERN BASIS)


1.    DESCRIPTION OF PLAN

      The following description of the U.S. Trust Corporation Employee Stock Purchase Plan (the "Plan") provides only general information. Employees should refer to the Plan prospectus for a more complete description of the Plan's provisions.

      U.S. Trust Corporation (the "Corporation") established the Plan effective January 1, 1999 as a qualified employee stock purchase plan, to allow the employees of United States Trust Company of New York and affiliated companies (collectively "U.S. Trust") to purchase up to 350,000 common shares of the Corporation, $1 par value, at a discount from the market price of such shares utilizing their after-tax payroll contributions. Under the Plan, purchases of common stock are made in each calendar year which constitutes a discrete offering period ("Offering Period") subject to the plan provisions and limitations. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

      The Plan is an employee stock purchase plan as defined in section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As such, employees do not recognize income when rights are assigned or stock is purchased, but recognize income upon the disposition of the stock. Interest earned on money market funds in employee accounts is taxable to the employee when earned. The Plan is not required to and does not maintain a determination letter from the Internal Revenue Service.


2.    PLAN TERMINATION

      On May 31, 2000, the Corporation completed a merger (the "Merger") with The Charles Schwab Corporation ("CSC"). Under the terms of the Merger agreement, the Corporation became a wholly-owned subsidiary of CSC and CSC became a financial holding company, a type of bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. Under the terms of the Merger agreement, the Year 2000 Offering Period was shortened and became the final Offering Period to purchase common shares under the Plan. No further contributions have or will be made to the Plan. All common stock held in trust under the Plan was converted to CSC common stock at the Exchange Ratio (5.1405 shares of Schwab stock for each share of U.S. Trust stock pursuant to the Merger).

      On November 1, 2001, management of the Corporation decided to terminate the Plan, since pursuant to the Merger, the Corporation is no longer an exchange-listed company. In December 2001, the assets accumulated and held in trust under the Plan were transferred to individual employee accounts and all restrictions on the sale of the CSC common stock shares held were lifted. As a result of the Plan termination, the Plan's financial statements as of December 31, 2001, and for the year then ended, have been prepared under the liquidation basis of accounting. Accordingly, assets have been valued at estimated realizable value and liabilities include estimated costs associated with carrying out the liquidation of the Plan.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America ("generally accepted accounting principles") requires management to make estimates and assumptions that affect the reported amounts in the accompanying financial statements. Actual results could differ materially from such estimates.

      The following is a summary of the significant accounting policies.

      a. Basis of accounting - On November 1, 2001, in accordance with the Corporation's decision to terminate the Plan, the Plan changed its method of accounting from the going concern basis to the liquidation basis of accounting. Under the liquidation basis of accounting, assets and liabilities are valued at their net realizable values upon disposal or distribution to employees.

      b. Investments - Short-term investments in the Charles Schwab Retirement Money Fund and Excelsior Money Fund are valued at cost, which approximates fair value. U.S. Trust is the independent advisor of the Excelsior Money Fund. Common stock of the Corporation and the Charles Schwab Corporation is valued at the quoted market price on the valuation date.

      c. Revenue Recognition - Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

      d. Participant Contributions - Contributions are recorded as of the date payroll deductions are made from the compensation of Plan Participants.

      e.    Employer Contributions - No contributions are made by the employer.

      f. Stock Purchases - Stock purchases are recorded on the last day of the Offering Period after the purchase price and the number of shares purchased has been determined for each Participant.

      g. Distributions to Participants - Distributions made to terminated Participants are paid in the quarter following termination and are recorded at the point of distribution.

      h. Administrative expenses - Officers or employees of U.S. Trust perform certain administrative functions. No officers or employees receive compensation from the Plan. All expenses associated with the establishment, operation and administration of the Plan are borne by U.S. Trust Corporation.


4.    INVESTMENTS

      An analysis of investments as of December 31, is as follows:

                                                      2001            2000

  Charles Schwab Corporation Common Stock         $       --     $12,992,459
  Charles Schwab Retirement Money Fund                    --             976
                                                  ----------     -----------
Total                                             $       --     $12,993,435
                                                  ==========     ===========

5.    DISCOUNT ON STOCK PURCHASED

      As stated in note 2, pursuant to the Merger the Year 2000 was the final Offering Period under the Plan. Accordingly, there was no common stock purchased during 2001.


      The following summarizes the U.S. Trust Corporation common stock purchased on May 23, 2000 for the Year 2000 Offering Period:

      January 3, 2000 Closing Price                 $ 78.9375
      May 23, 2000 Closing Price                    $138.0000
      Purchase Price ($78.9375 discounted by 15%)   $ 67.0969

       Shares                  Fair value at
      Purchased       Cost      May 23, 2000        Discount

      29,817       $2,000,628    $4,114,746        $2,114,118


      The following summarizes the U.S. Trust Corporation stock purchased on December 31, 1999 for the 1999 Offering Period:

      January 4, 1999 Closing Price                  $75.3750
      December 31, 1999 Closing Price                $80.1880
      Purchase Price ($75.3750 discounted by 15%)    $64.0690


       Shares                    Fair value at
      Purchased     Cost        December 31, 1999     Discount

        61,802    $3,959,592        $4,955,748        $996,156



6.    DISTRIBUTIONS PAYABLE

      There were no distributions payable as of December 31, 2001. Distributions payable as of December 31, 2000 were payable in the form of 9,479 shares of CSC common stock and $107 in cash.